Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282951 on Form S-8 of our report dated June 25, 2025, relating to the financial statements and supplemental schedule of Everus 401(k) Plan appearing in this Annual Report on Form 11-K for the period from September 1, 2024 (inception) through December 31, 2024.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 25, 2025